ISCO International Reports Financial Results for the First Quarter 2008 and Upcoming Investor Call; Annual Meeting Update

ELK GROVE VILLAGE, IL -- 04/30/2008 -- ISCO International, Inc. (AMEX: ISO), a leading supplier of RF management and interference-control solutions for the wireless telecommunications industry, today reported financial results for the first quarter 2008. The Company also provided information regarding an upcoming investor call.

First Quarter Results

ISCO reported consolidated net revenues of $2.8 million for the quarter-ended March 31, 2008, versus $1.0 million during the comparable period of 2007. All 2008 figures include the addition of Clarity Communication Systems Inc., which was acquired by ISCO on January 4, 2008. Gross margins increased to 44% from 26% for the same periods, due partly to volume-related efficiencies and partly to the benefits of providing additional higher margin software-related revenue. Gross margin would have been higher had Deferred Software Revenue not increased to $0.5 million at March 31, 2008, up from $0.3 million at March 31, 2007. The consolidated net loss was $2.8 million for the quarter-ended March 31, 2008, versus $2.4 million during the same period of 2007. The increase in net loss was due to the combination of the two companies' cost structures, less the improvement in sales and margins.

Total charges related to stock option expense, interest, taxes, depreciation and amortization decreased by $0.1 million in the first quarter of 2008 from the first quarter of 2007. Please see the note and table regarding non-GAAP financial information attached.

"I am excited to be on board and to be driving the changes ISCO is planning for the months ahead," said Gordon Reichard, Jr., CEO of ISCO. "We have already started to see our gross margins increase due to the movement toward more software-based products coming from both sides of our business. As we introduce new products and begin to refine our product packaging, positioning and channel strategy, we're looking for this trend to continue."

"Starting with this earnings call and continuing with the implementation of our strategy, I believe ISCO shareholders will see a very different company."

Investor call

An investor call will be held on Wednesday, May 7th, at 4:30pm eastern. To participate in the call domestically, dial 1-888-241-0558. International callers should dial 1-647-427-3417. The conference name is "ISCO." The call will be replayed for 30 days at 1-888-562-2819 (or 1-402-220-7737 for international callers) with a pass code of 44735844.

Following the presentation, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link is below.

Webcast link: http://www.b2i.us/external.asp?b=826&id=46238&from=du&L=e

Annual Meeting of Shareholders

"The Company just held a shareholder meeting a few months ago (December 27, 2007) due to the merger, so we believe it makes sense to have the annual meeting of shareholders during the second half of 2008, as opposed to the more traditional June timeframe," said Mr. Reichard. Specifics will be announced at a future date.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measure: GAAP net income (loss) excluding non-cash charges for patent amortization, depreciation and other amortization, equity compensation, and accrued interest expense. We present this non-GAAP financial measure as a supplement in reporting our financial results to provide investors with an additional tool to evaluate our operating results. This non-GAAP financial measure should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses the above non-GAAP financial measure internally to understand, manage and evaluate our business, particularly on a cash flow basis. Our management believes this measure is useful for the Company and investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense for example, and the non-GAAP measure which excludes this item, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods. This non-GAAP measure is intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends. Our management believes this non-GAAP financial measure is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Management sets operating plans and is evaluated and measured on both net result as well as cash flow as typically measured by EBITDA (earnings before interest, taxes, depreciation and amortization), removing the non-cash impact of equity compensation expense, and thus uses this non-GAAP measure internally on a regular basis.

Non-GAAP Measurement Table:
                                    Unaudited          Unaudited
                                 3 months ended      3 months ended
                                  Mar 31, 2008        Mar 31, 2007
($millions)
Net loss per GAAP                       ($2.8)              ($2.4)

Non-cash Equity Compensation             $0.2                $0.5
Depreciation and Amortization            $0.1                $0.0
Accrued Interest                         $0.3                $0.2
                                         ----                ----
Net "Cash Flow" Result                  ($2.2)              ($1.7)
                                         ====                ====

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "looks," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's immediate need and ability to obtain additional financing; the Company's need and ability to refinance its existing debt; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K, as amended, filed by the Company with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

(Table Follows)

                                              Three Months Ending
                                             March 31,      March 31,
                                               2008           2007
                                               ----           ----
                                                    UNAUDITED
                                        (millions of dollars and shares;
                                             except per share data)

    Net sales                                  $2.8           $1.0
    Costs and expenses:
      Cost of sales                             1.5            0.7
      Research and development                  1.6            0.6
      Selling and marketing                     0.9            0.6
      General and administrative                1.3            1.2
                                               ----           ----

    Total costs and expenses                    5.3            3.1

    Operating loss                            $(2.5)         $(2.1)

    Other income (expense):
      Interest income                           0.0            0.0
      Interest expense                         (0.3)          (0.3)
                                               ----           ----
    Total other income (expense)              $(0.3)         $(0.3)

    Net loss                                  $(2.8)         $(2.4)

    Basic and diluted loss per common
       share                                  $(0.01)        $(0.01)

    Weighted average number of common
       shares outstanding                      222.0          190.0

Selected Balance Sheet Information:         (unaudited)
                                             March 31,    December 31,
                                               2008           2007
                                               ----           ----
                                        (millions of dollars and shares;
                                        except per share data)

    Cash and equivalents                       $0.4             $1.8
    Working Capital excl. Debt                 $3.8             $5.5
    Total Assets                               $27.6            $22.7
    Debt, short term and long term,
     including related accrued interest        $18.2            $15.9
    Stockholders' Equity                       $6.9             $4.6

Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario
PHONE: 847-391-9492

INTERNET: iscoir@iscointl.com